UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 28, 2006
COLLEGIATE PACIFIC INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-17293	22-2795073
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

13950 Senlac Drive, Suite 100, Dallas, Texas		75234
(Address of Principal Executive Offices)		(Zip Code)
(972) 243-8100
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Senior Credit Facility
     On June 29, 2006, Collegiate Pacific Inc. (the “Company”) terminated its revolving credit facility with Merrill Lynch Business Financial Services Inc. (“MLBFS”) and entered into a new senior secured credit facility with Merrill Lynch Capital, a division of MLBFS, individually as a lender, as administrative agent, sole book runner and sole lead manager “Merrill Lynch”). This facility establishes a commitment to the Company to provide up to $45.0 million in the aggregate of loans and other financial accommodations consisting of (a) a three year senior secured loan in the aggregate principal amount of $10.0 million (the “Term Loan”) and (b) a three year senior secured revolving credit facility in an aggregate principal amount of $20.0 million, which upon the approval of Merrill Lynch may be increased by up to $15.0 million to consummate certain permitted acquisitions (the “Revolving Facility” and, together with the Term Loan, the “Senior Secured Credit Facility”). The Revolving Facility includes a sub-limit of up to an aggregate amount of $4.0 million in letters of credit and an accordion feature, which at the Company’s option and subject to Merrill Lynch’s approval would increase the aggregate amount of the Revolving Facility by $10.0 million.
     Total availability under the Revolving Facility is determined by a borrowing formula based on eligible trade receivables and inventories that provides for borrowings against up to 85% of the Company’s eligible trade receivables and 50% of the Company’s eligible inventories, not to exceed the total availability under the Revolving Facility. As of June 29, 2006, the Company had approximately $10.0 million outstanding under the Term Loan and approximately $3.9 million outstanding under the Revolving Facility, thereby leaving the Company with approximately $8.1 million of availability under the terms of the borrowing base formula of the Revolving Facility.
     All borrowings under the Senior Secured Credit Facility will bear interest at either (a) LIBOR plus a spread ranging from 1.50% to 2.25%, with the amount of the spread at any time based on the Company’s ratio of total debt, excluding sub-debt, to the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) on a trailing 12-month basis (the “Senior Leverage Ratio”), or (b) an alternative base rate equal to the higher of (i) the Federal Funds Rate plus 0.50% or (ii) the Merrill Lynch prime rate, plus an additional spread ranging from 0.00% 0.75%, with the amount of the spread at any time based on the Company’s Senior Leverage Ratio on a trailing 12-month basis. Until January 1, 2007, the interest rate spreads will be 1.75% for LIBOR loans and 0.25% for base rate loans.
     The Senior Secured Credit Facility includes covenants that the Company maintains certain financial ratios on a trailing 12-month basis. The Company’s Senior Leverage Ratio on a trailing 12-month basis may not exceed 2.50 to 1.0 and its ratio of EBITDA to the sum of the Company’s fixed charges (interest expense, taxes, cash dividends and scheduled principal payments) on a trailing 12-month basis (the “Fixed Charge Coverage Ratio”) must be at least 1.10 to 1.0, and after the Revolving Facility has been increased by up to $15,000,000 to consummate permitted acquisitions, the Fixed Charge Coverage Ratio must be at least 1.20 to 1.0.
     The Senior Secured Credit Facility is guaranteed by each of the Company’s wholly-owned subsidiaries and is secured by, among other things a pledge of all of the issued and outstanding shares of stock of each of the Company’s wholly-owned subsidiaries and a first priority perfected security interest on all of the assets of the Company and each of its wholly-owned subsidiaries.
     The Company has made customary representations, warranties and covenants (affirmative and negative) in the Credit Agreement and the Senior Secured Credit Facility is subject to customary rights of the lenders and the administrative agent upon the occurrence and during the continuance of an event of default, including, under certain circumstances, the right to accelerate payment of the loans made under the Senior Secured Credit Facility and the right to charge a default rate of interest on amounts outstanding under the Senior Secured Credit Facility.
     A Copy of the Credit Agreement is attached to this report as an exhibit and is incorporated herein by reference as though fully set forth herein. The foregoing description of the Senior Secured Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
     As disclosed in Item 1.01 under the subheading “Senior Credit Facility,” which is hereby incorporated by reference into this Item 1.02, the Company used proceeds from its Term Loan and Revolving Loan to payoff and terminate its $20 million revolving credit facility with MLBFS that was originally scheduled to mature on September 30, 2006.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     (a) The Company’s responses to Item 1.01 under the subheading “Senior Credit Facility” are hereby incorporated by reference into this Item 2.03.
Item 7.01. Regulation FD Disclosure.
     Reference is made to the Company’s press release, dated June 28, 2006, announcing the Company has entered into an exclusive arrangement with Nolan Ryan. For additional information, reference is made to the press release attached hereto as Exhibit 99.1, which is incorporated herein solely for purposes of this Item 7.01.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Credit Agreement, dated June 29, 2006, by and among Collegiate Pacific Inc., the financial institutions or other entities from time to time parties thereto, each as a Lender, and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender, as Administrative Agent, Sole Bookrunner and Sole Lead Manager.*

99.1	Press Release, dated June 28, 2006.

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Collegiate Pacific Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 30, 2006	COLLEGIATE PACIFIC INC.

	By:	/s/ William R. Estill

William R. Estill, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit

10.1	Credit Agreement, dated June 29, 2006, by and among Collegiate Pacific Inc., the financial institutions or other entities from time to time parties thereto, each as a Lender, and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender, as Administrative Agent, Sole Bookrunner and Sole Lead Manager.*

99.1	Press Release, dated June 28, 2006.

*	Filed herewith.